UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Exchange Act of 1934 (Amendment No.)
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
ZIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, June 4, 2009
          We will hold this year’s annual shareholders’ meeting on Thursday, June 4, 2009, at 10:00 a.m. (registration to begin at 9:30 a.m.), Central Time. We will hold the meeting at Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:
•	Proposal One, a proposal to elect Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr as members of our Board of Directors;

•	Proposal Two, a proposal to ratify the selection of Whitley Penn LLP as our independent registered public accountants; and

•	Such other matters as may be properly brought before the meeting or any adjournment thereof.
          If you held shares of our common stock at the close of business on April 14, 2009, the record date for the meeting, you are entitled to notice of the meeting or any adjournment thereof. All holders of our common stock as of the record date are entitled to vote on the proposals relating to the election of members of our Board of Directors as well as any other matters that are properly brought before the meeting. The stock transfer books will not be closed.
          We would like you to attend the meeting in person but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use or otherwise provided you instructions for voting your shares. Please vote, sign, and date the proxy card and return it to us as soon as possible in the enclosed postage-paid envelope or otherwise vote your shares. If you attend the meeting in person, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel & Secretary

Dallas, Texas
April 23, 2009
YOUR VOTE IS IMPORTANT.
PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

QUESTIONS AND ANSWERS
          Although we encourage you to read this Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Zix Corporation as the “company,” “Zix,” “ZixCorp,” “we,” “our,” and “us.”
Q. Why did I receive this Proxy Statement?
A. On or about April 23, 2009, we began mailing this Proxy Statement and accompanying proxy card to everyone who was a holder of our shares of common stock on the record date for our annual shareholders’ meeting (the “Annual Meeting”), which is April 14, 2009. We prepared this Proxy Statement to let our shareholders know when and where we will hold our Annual Meeting. This Proxy Statement:
•	provides you with information about the proposals that will be discussed and voted on at the Annual Meeting; and

•	provides you with updated information about our company.
Q. What will occur at the Annual Meeting?
A. First, we will determine whether enough shareholders are present at the Annual Meeting to conduct business. A shareholder will be deemed “present” at the Annual Meeting if the shareholder:
•	is present in person; or

•	is not present in person but has voted by proxy card prior to the Annual Meeting.
          Except as otherwise described in this Proxy Statement, all holders of our common stock of record at the close of business on April 14, 2009, the record date, will be entitled to vote on matters presented at the Annual Meeting or any adjournment thereof. As of the record date, there were 63,319,482 shares of our common stock outstanding, held by or through 536 holders of record. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 63,319,482 votes at the Annual Meeting. The holders of a majority, or 31,659,742, of the shares who are entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 31,659,742 shares are present at the Annual Meeting, we will adjourn or reschedule the meeting.
          After each proposal has been voted on at the Annual Meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.
          A representative of Whitley Penn LLP, our independent public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

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          If enough shareholders are present at the Annual Meeting to conduct business, then we will vote on the proposals outlined in this Proxy Statement and any other business that is properly brought before the meeting and any adjournments thereof.
          We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.
Q. What proposals are shareholders being asked to consider at the upcoming Annual Meeting?
A. Shareholders are being asked to consider two proposals at the Annual Meeting. The first proposal, which we refer to as Proposal One throughout this Proxy Statement, relates to the election of members of our Board of Directors (the “Board of Directors” or the “Board”). The directors to be elected at the Annual Meeting will serve until our next annual meeting of shareholders. The second proposal, which we refer to as Proposal Two throughout this Proxy Statement, is a proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm.
Q. Why have I received more than one Proxy Statement?
A. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you receive.
Q. How do I vote if I am not planning to attend the Annual Meeting?
A. In addition to voting in person at the Annual Meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.
          Please understand that voting by any means other than voting in person at the Annual Meeting has the effect of appointing Richard D. Spurr, our Chairman, Chief Executive Officer and President, and Susan K. Conner, our Chief Financial Officer, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have voted. However, if any other matter requiring a shareholder vote is properly raised at the meeting, then Mr. Spurr and Ms. Conner will be authorized to use their discretion to vote on such issues on your behalf.
          We encourage you to vote now even if you plan to attend the Annual Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
Q. What if I want to change my vote?
A. You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the Annual Meeting and change

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your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.
Q. Where can I find the voting results of the Annual Meeting?
A. We will announce the voting results at the Annual Meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2009 ending on June 30, 2009. We will file that report with the SEC by August 10, 2009, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the Securities Exchange Commission (“SEC”) at (800) SEC-0330 or www.sec.gov.
Q. Where can I find additional information? Who can help answer my questions?
A. You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section under the heading “WHERE YOU CAN FIND MORE INFORMATION” below, describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information about ZixCorp. Additionally, in accordance with new rules adopted by the SEC, a copy of this Proxy Statement will be available on the Company’s web site under “Investor Relations.”
          If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, you should contact: Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

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ZIX CORPORATION
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 4, 2009
INFORMATION CONCERNING SOLICITATION AND VOTING
General
          The enclosed proxy is solicited on behalf of our Board of Directors. At the Annual Meeting to be held on Thursday, June 4, 2009, at 10:00 a.m. (registration to begin at 9:30 a.m.) Central Time, and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204.
          These proxy solicitation materials were first mailed or given to all shareholders entitled to vote at the Annual Meeting on or about April 23, 2009.
Purpose of Annual Meeting
          As described above, the purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and such other business as may properly come before the Annual Meeting, including any adjournment, continuation, or postponement thereof.
Vote Required
          With respect to Proposal One, votes may be cast FOR or WITHHELD from each director nominee. The six nominees receiving the highest number of FOR votes will be elected as directors. This number is called a plurality. Votes that are WITHHELD from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a plurality of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.
          With respect to Proposal Two, the affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter, if a quorum is present, is required to approve such Proposal. The same vote is generally required for action on any other matters that may properly come before the Annual Meeting.
Record Date and Shares Outstanding
          Only shareholders who owned shares of our common stock at the close of business on April 14, 2009, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 63,319,482 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date.

Revocability of Proxies
          You may revoke your proxy at any time before it is exercised. Execution of the proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made prior to the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. Any revocation sent to ZixCorp must include the shareholder’s name and must be received prior to the Annual Meeting to be effective.
How Your Proxy Will Be Voted
          In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by ZixCorp, including unmarked proxies, will be voted to approve the Proposals described above. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.
Quorum
          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. As there were 61,319,482 shares outstanding and entitled to vote at the Annual Meeting as of the Record Date, we will need at least 31,659,742 shares present in person or by proxy at the Annual Meeting for a quorum to exist.
Dissenters’ Rights
          Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the proposals.
Voting
     Tabulation
          Votes of shareholders entitled to vote who are present at the Annual Meeting in person or by proxy and abstentions are counted as present or represented at the meeting for purposes of determining whether a quorum exists. For Proposal One, the six nominees receiving the highest number of FOR votes will be elected as directors. The affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting is required to approve Proposal Two and is generally required for action on any other matters that may properly come before the Annual Meeting.
     Abstentions
          Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Annual Meeting affirmatively votes to abstain. Votes in abstention are considered present for purposes of calculating a quorum but do not count as a vote FOR or AGAINST any matter. With respect to Proposal One, a WITHHELD vote will not be counted as a vote FOR or AGAINST the election of directors and will not affect the outcome of the vote.

With respect to Proposal Two, abstentions do not count as a vote FOR or AGAINST the proposal, but they will have the same effect as a negative vote on this proposal because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether Proposal Two has been approved.
     Broker Non-Votes
          A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. If your shares are held in a brokerage account and you do not vote, your brokerage firm could:
•	Vote your shares, if permitted by the rules of the New York Stock Exchange; or

•	Leave your shares unvoted.
          Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of Proposal One and Proposal Two if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. In accordance with our Restated Bylaws, such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Therefore, broker non-votes will not be included in the tabulation of the voting results and will have no effect with respect to the approval of the proposals being considered at the Annual Meeting.
Solicitation of Proxies
          This solicitation is being made by mail on behalf of our Board of Directors. We will bear the expense of the preparation, printing and mailing of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement, and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this Proxy Statement. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from shareholders at a fee of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, facsimile transmission, e-mail, or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, facsimile transmission, e-mail, or personal interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

Shareholders’ Proposals
          If you would like to submit a proposal to be included in next year’s annual proxy statement, you must submit your proposal in writing so that we receive it no later than December 24, 2009. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the SEC. Under the SEC’s Rule 14a-8, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials in certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.
          The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in our next annual proxy statement. If a shareholder intends to submit a proposal at the next annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to such meeting, the shareholder must give us proper notice no later than March 9, 2010. Even if the proper notice is received on or prior to March 9, 2010, the proxies named in management’s proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by the SEC’s Rule 14a-4(c)(2).
          All notices of proposals, whether or not to be included in our proxy materials, should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
Householding of Proxy Materials
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders and enclosing separate proxy cards for each shareholder. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to shareholders and reduces our mailing costs.
          For this Annual Meeting, a number of brokers with account holders who are shareholders of ZixCorp will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will undertake to deliver promptly upon written or oral request, a separate copy of this proxy statement and accompanying annual report, to any security holder at a shared address to which a single copy of the documents was delivered. Please direct your request to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or contact Ronald A. Woessner at (214) 370-2000. Furthermore, if, at any time in the future, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please so advise your broker, and send a copy of the communication to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or contact Ronald A. Woessner at (214) 370-2000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL ONE
ELECTION OF DIRECTORS
          Our shareholders will vote on the election of six members of our Board of Directors at the Annual Meeting. Each director will serve until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.
          The nominees for election to our Board are Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr.

Name	Principal Occupation	Director Since

Robert C. Hausmann	Consultant	November 2005
Charles N. Kahn III	President, American Federation of Hospitals	June 2005
James S. Marston	Private Investor	September 1991
Antonio R. Sanchez III	President, Sanchez Oil & Gas Corporation	May 2003
Paul E. Schlosberg	Chairman and Chief Executive Officer, INCA Group LLC	June 2005
Richard D. Spurr	Chairman, Chief Executive Officer and President, Zix Corporation	May 2005
          For biographical and other information regarding the nominees for director, please see “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors, Executive Officers, and Significant Employees” below. For information on our directors’ compensation, see “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below.
          Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, may by resolution reduce the number of members of our Board of Directors accordingly. In addition, the Board may fill any vacancy in the Board by the affirmative vote of a majority of the remaining directors, in accordance with our Restated Bylaws. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
          The Audit Committee of the Board has appointed Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2008 are described under “INDEPENDENT PUBLIC ACCOUNTANTS” below.
          We are asking our shareholders to ratify the selection of Whitley Penn LLP as our independent public accounting firm. Although ratification is not required by our Restated Bylaws or otherwise, the Board is submitting the selection of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate practice.
          Representatives of Whitley Penn LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
          The affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting is required to approve Proposal Two. Abstentions will be counted as represented and entitled to vote and will, therefore, have the effect of a negative vote.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.
          In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the SEC regarding a change in public accounting firm.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Directors, Executive Officers, and Significant Employees
          The following table sets forth, as of March 31, 2009, the names of our directors, director nominees, executive officers, and other significant employees and their respective ages and positions:

Name	Age	Position

Susan K. Conner	45	Chief Financial Officer
Robert C. Hausmann(1)	46	Director
Charles N. Kahn III(2)(3)	57	Director
James S. Marston(1)(3)	75	Director
Russell J. Morgan	49	Vice President, Client Services
David J. Robertson	50	Vice President, Engineering
Antonio R. Sanchez III(2)(3)	35	Director
Paul E. Schlosberg(1)(2)(3)	58	Director
Richard D. Spurr	55	Chairman of the Board, CEO and President
Ronald A. Woessner	52	S.V.P., General Counsel and Secretary

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee
          Susan K. Conner has served as our Chief Financial Officer since October 2008. Ms. Conner has over 20 years of financial, accounting and strategic business planning experience with a focus over the past 10 years in the technology services industry. From May 2001 through November 2006, Ms. Conner served as the executive vice president and Chief Financial Officer of Pegasus Solutions, Inc. ( NASDAQ: PEGS ). Prior to joining Pegasus, Susan was a partner with PricewaterhouseCoopers LLP in the firm’s Technology, Infocom, Communications, and Entertainment and Media practice. In this role, Ms. Conner primarily advised and worked with highly acquisitive and rapidly growing companies. Ms. Conner is a CPA and received her Bachelor of Business Administration in Accounting from the University of Texas at Austin where she serves on the advisory board to the Department of Information, Risk and Operations Management within the Business School.
          Robert C. Hausmann was elected to our Board in November 2005. He is currently a consultant to public and private companies with respect to operational and financial market matters, including Sarbanes-Oxley and systems and process re-engineering. Formerly, Mr. Hausmann served as Vice President and Chief Financial Officer of Securify, Inc. from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. and helped manage the company’s initial public offering. Previously, he served as operations partner and chief financial officer of Mohr, Davidow Ventures, a Silicon Valley-based venture capital partnership. Mr. Hausmann holds an M.B.A. from Santa Clara University and a B.A. in Finance and Accounting from Bethel College.

          Charles N. Kahn III was elected to our Board in June 2005. He is president of the Federation of American Hospitals, the national advocacy organization for investor-owned hospitals and health systems. Previously, he served as executive vice president and president for the Health Insurance Association of America. As a staff director for the Health Subcommittee of the House Ways and Means Committee from 1995-1998, Kahn helped bring about HIPAA and the Medicare provisions of the 1997 Balanced Budget Act. In addition to teaching health policy at Johns Hopkins University, George Washington University, and Tulane University, he has numerous academic and advisory appointments. He holds a Bachelor of Arts from Johns Hopkins University and a Masters of Public Health from Tulane University.
          James S. Marston was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMRTechnical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.
          Russell J. Morgan has served as Vice President, Client Services since joining our company in September 2002. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the professional services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to February 1997, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.
          David J. Robertson has served as Vice President, Engineering since joining our company in March 2002. Mr. Robertson has over 25 years of experience in the Internet and Telecommunications industries, with specific expertise in hosted network architecture, electronic security, communication protocols, software systems and wireless infrastructure. Over the course of a 20-year tenure with Nortel Networks, he held technology Vice President positions in the Wireless, Carrier and Enterprise Divisions and subsequently assisted with the creation of technical startup companies with STARTech Early Ventures. Mr. Robertson has a Bachelor of Science Degree in Electrical Engineering from the University of Waterloo and a Master’s Degree in Engineering from Carleton University, Canada. He is an ongoing contributor in several industry standards groups and serves with the City of Richardson Chamber of Commerce.
          Antonio R. Sanchez III was elected to our Board in May 2003. He has served as President of Sanchez Oil & Gas Corporation since March 2006, and prior to that he served as Executive Vice President since October 2001. He is a graduate of Georgetown University where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. Mr. Sanchez also holds an M.B.A. degree from Harvard University. From 1999 through 2001, he worked at our company in a variety of positions, including sales and marketing, product development and investor relations. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. He is currently involved in the day-to-day operations of Sanchez Oil & Gas Corporation.

          Paul E. Schlosberg was elected to our Board in June 2005. He brings nearly 30 years of experience in investment banking. He is currently the founder, chairman, and CEO of INCA Group LLC, which facilitates corporate restructuring, merger, acquisition, and capital funding activities for both public and private enterprises. From 1994 to 2003 he served in various capacities at the investment banking firms of First Southwest Asset Management, Inc. and First Southwest Company, including chairman and CEO, president and chief operating officer, and vice chairman of the board of directors. He is also a member of the NASDAQ Stock Market, Inc. Listing Qualifications Committee, an advisor to three private investment funds, and a current member of the board of the Center for BrainHealth at the University of Texas at Dallas and a past member of the American Heart Association’s Dallas chapter board. From 1982 to 1994 he worked for Bear, Stearns & Co. as account executive and associate director. He holds a Bachelor of Business Administration from the University of Texas and a Master of Business Administration degree from Southern Methodist University.
          Richard D. Spurr joined our company in January 2004 and has served as Chief Executive Officer since March 2005 and as President and Chief Operating Officer since joining us. He was elected to our Board in May 2005 and appointed Chairman of the Board on February 1, 2006. Mr. Spurr brings 30 years of global IT experience in building sales, marketing, service and operations in both corporate and fast-growing environments, previously as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. From 1974 until 1990, Mr. Spurr worked for IBM where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, for a $1.2 billion business throughout the Asia Pacific Region. Mr. Spurr then took two start-ups, SEER Technologies, Inc. and Entrust, Inc. (where he served in several senior executive positions), from early stages through IPOs and beyond.
          Ronald A. Woessner joined our company in April 1992 as General Counsel, when we operated under the name “Amtech Corporation” (NASDAQ: AMTC) and sold and serviced radio frequency identification technologies (RFID) for electronic toll and traffic management, local access control, and other applications. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & (Swanson) Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs. Mr. Woessner is a summa cum laude graduate of Texas A&M University, where he received a Bachelor of Science degree, and is a magna cum laude and Order of the Coif graduate of the University of Minnesota Law School, where he served on the Minnesota Law Review. He holds a Certificate of Director Education conferred by the National Association of Corporate Directors and a compliance and ethics professional certification from the Society of Corporate Compliance and Ethics. Mr. Woessner is also a certified Toastmaster by Toastmasters International.

Section 16(a) Beneficial Ownership Reporting Compliance
          Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (“insiders”) are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC’s rules require insiders to provide us with copies of all reports that they file with the SEC pursuant to Section 16(a) of the Exchange Act. The SEC has established specific due dates for these filings and we are required to disclose any failure to file by those dates. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2008 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
          The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) our named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding common stock, as of April 3, 2009:

	Amount and Nature of
	Beneficial Ownership(1)
	Number of Common	Percentage of
	Stock Shares	Total Common Stock
Beneficial Owner(2)	Beneficially Owned(3)	Shares Outstanding(3)

Susan K. Conner(4)	21,666	*
Robert C. Hausmann(4)	78,958	*
Rockall Emerging Markets Master Fund Ltd.(5)	4,415,393	6.9%
Charles N. Kahn III(6)	124,996	*
James S. Marston(4)	377,928	*
Russell J. Morgan(7)	318,416	*
David J. Robertson(8)	507,707	*
Antonio R. Sanchez III(9)	795,870	1.3%
Paul E. Schlosberg(4)	124,296	*
Richard D. Spurr(10)	2,251,066	3.4%
Ronald A. Woessner(11)	343,791	*
TOTAL	9,360,097	13.8%
All directors and executive officers as a group (10 persons)(12)	4,944,704	7.3%

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at April 3, 2009, which was 63,319,482 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of April 3, 2009 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	The person in question has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009.

(5)	As reported in Amendment No. 1 to Schedule 13G filed on February 6, 2009 by Rockall Emerging Markets Master Fund Limited (“Rockall”) and certain affiliated entities. According to the Schedule 13G, Rockall has sole voting and dispositive power to 1,999,658 shares, and Meldrum Asset Management, LLC (“Meldrum”), as investment manager of Rockall, has sole voting and dispositive power to the same 1,999,658 shares. Con Egan and Conor O’Driscoll are managers of Meldrum. Mr. Egan, both as manager of Meldrum and in his individual capacity, beneficially owns 3,467,658 shares, of which he has sole voting and dispositive power to 1,468,000 and shared voting and dispositive power to 1,999,658. Mr. O’Driscoll, both as manager of Meldrum and in his individual capacity, beneficially owns 2,947,393 shares, of which he has sole voting and dispositive power to 947,735 shares and shared voting and dispositive power to 1,999,658 shares. The address of the Rockall affiliated entities is 570 Lexington Ave. New York, NY 10022.

(6)	Includes (i) 120,546 shares that Mr. Kahn has the right to acquire under outstanding stock options that are currently exercisable or will become exercisable within 60 days of April 3, 2009 and (ii) 1,104 shares issuable upon exercise of certain warrants.

(7)	Includes 315,916 shares that Mr. Morgan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009.

(8)	Includes 482,813 shares that Mr. Robertson has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009.

(9)	Includes (i) 170,121 shares held by a trust for which Mr. Sanchez serves as co-trustee; (ii) 11,037 shares issuable upon exercise of certain warrants; and (iii) 207,712 shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009.

(10)	Includes (i) 2,175,000 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009 and (ii) 5,519 shares issuable upon exercise of certain warrants.

(11)	Includes (i) 289,291 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009 and (ii) 2,500 shares held by a trust for which Mr. Woessner serves as trustee.

(12)	Includes (i) 4,194,136 shares that the group has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 3, 2009 and (ii) 17,660 shares issuable upon exercise of certain warrants.
CORPORATE GOVERNANCE
Our Board in General
          Our business is managed under the direction of our Board of Directors. Our Board presently consists of six members. The names of our Board members and their professional experience is described above under the caption “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors, Executive Officers and Significant Employees.” Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met on seven occasions during the year ended December 31, 2008. With the exception of Mr. Sanchez, each of the current directors attended at least 75% of all meetings of our Board called during the time he served as a director during 2008 and all meetings of each committee of our Board on which he served during 2008. Mr. Sanchez attended five of the seven Board meetings in 2008 and only one of the five meetings of the Compensation Committee on which he also serves. The members of our Board are not required to attend our annual meeting of shareholders. None of our outside directors attended our 2008 Annual Meeting of Shareholders. Mr. Spurr was the only director that attended our 2008 Annual Meeting of Shareholders.

          Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. Pertinent information about our Board’s committees is set forth below and is available on our website at www.zixcorp.com under the heading “Corporate Governance.”
          Our Board has adopted the “Zix Corporation Board of Directors Procedures and Corporate Governance Overview,” which are intended to provide a framework for the governance of our company. These Procedures and Corporate Governance Overview are available on our website at www.zixcorp.com under the heading “Corporate Governance.”
Corporate Governance Requirements and Board Member Independence
          We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the NASDAQ Marketplace Rules. We will continue to modify our policies and procedures to ensure compliance with developing standards in the corporate governance area. Set forth below is information regarding our compliance with applicable corporate governance, our corporate governance policies and procedures, and information pertaining to our Board.
          Our Board has determined that all of our Board members other than Richard D. Spurr, our CEO, are “independent” in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ Marketplace Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether Mr. Sanchez qualified as “independent,” our Board considered the fact that Mr. Sanchez had previously served as an employee of the Company.
Nominating and Corporate Governance Committee
          General
          Our Board has established a standing Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently comprised of Charles N. Kahn III, Antonio R. Sanchez III, and Paul E. Schlosberg and is chaired by Mr. Kahn. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the NASDAQ Marketplace Rules.
          The Nominating and Corporate Governance Committee operates under a written charter that is available on our website at www.zixcorp.com under the heading “Corporate Governance.” Under its charter, the committee’s principal responsibilities include: (i) identifying individuals qualified to become members of our Board and recommending candidates for reelection as directors; (ii) developing and recommending to our Board a set of corporate governance principles applicable to our company; and (iii) taking a leadership role in shaping the corporate governance of our company. The Nominating and Corporate Governance Committee met on five occasions during the year ended December 31, 2008.

          Selection of Director Nominees
          The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by shareholders. The policy provides that any shareholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to our Board, subject to the following requirements. The Nominating and Corporate Governance Committee will consider director nominees recommended by our shareholders, assuming compliance with the process.
          A shareholder desiring to nominate a person for election to our Board must send a written notice to our General Counsel, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, no later than December 24, 2009. The written notice is to include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board and that explains why the candidate believes that he or she meets the minimum Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board; (iv) the number of shares of our stock that are beneficially owned by such candidate; and (v) all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to SEC Regulation 14A. The final selection of director nominees is within the sole discretion of our Board.
          Our Board has set forth minimum qualifications, or Director Qualification Criteria, that a recommended candidate must possess. Generally speaking, all candidates, including director nominees recommended by our shareholders, should have the following characteristics if they are to be considered to serve on our Board:
•	The highest personal and professional ethics, integrity and values;

•	Broad-based skills and experience at an executive, policy-making level in business, academia, government, or technology areas relevant to our activities;

•	A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•	A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•	Be between the ages of 30 and 70 at the time of his or her designation as an independent director of the Board.
          Candidates who will serve on the Audit Committee must have the following additional characteristics:
•	All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•	All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows; and

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.
          Other factors considered in candidates may include, but are not limited to, the following:
•	Experience in the technology areas relevant to our activities;

•	Experience as a director or executive officer of a large public company;

•	Experience as an independent public accountant;

•	Significant academic experience in a field of importance to our company;

•	Recent experience in an operating role at a large company; and

•	Other relevant information.
          The Nominating and Corporate Governance Committee’s process for identifying and evaluating director candidates proposed by shareholders is as follows:
•	The recommended candidate is to be submitted to us in writing addressed to our General Counsel at our principal offices in Dallas, Texas. The recommendation is to be submitted by the date specified in SEC Rule 14a-8 for submitting shareholder proposals to be included in our annual shareholders’ meeting proxy statement.

•	The recommendation shall be in writing and shall include the following information: name of candidate; address, phone, and fax number of candidate; a statement signed by the candidate certifying that the candidate wishes to be considered for nomination to our Board; and information responsive to the requirements of SEC Regulation S-K, Item 401 with respect to the candidate; and states the number of shares of Company stock beneficially owned by the candidate.

•	The recommendation shall include a written statement of the candidate as to why the candidate believes that he or she meets the Director Qualification Criteria and would otherwise be a valuable addition to our Board.

•	The Nominating Committee shall evaluate the recommended candidate and shall, after consideration of the candidate after taking account of the Director Qualification Criteria set forth above, determine whether or not to proceed with the candidate.
          These procedures have not been materially modified since our disclosure of these procedures in its proxy statement in connection with its 2008 Annual Meeting of Shareholders. These procedures do not create a contract between our company, on the one hand, and a company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations. There are no material differences from these procedures for evaluating director nominees recommended by a security holder.
          The Nominating and Corporate Governance Committee presents selected candidate(s) to our Board and seeks full Board endorsement of such candidate(s). There is no third party that we currently pay to assist in identifying or evaluating potential director nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for directors will not materially differ based on whether or not the nominee is recommended by a security holder.
Audit Committee
          General
          Our Board has established a standing Audit Committee. The Audit Committee oversees our financial reporting process, related controls and audit functions on behalf of our Board, pursuant to a written charter adopted by our Board that is available on our website at www.zixcorp.com under the heading “Corporate Governance.”
          Our Audit Committee is currently comprised of Robert C. Hausmann, James S. Marston and Paul E. Schlosberg and is chaired by Mr. Hausmann. Our Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of NASDAQ and the SEC. The Audit Committee met on ten occasions during the year ended December 31, 2008. Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee.
          The Audit Committee also includes at least one independent member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that such person meets the relevant definition of an “independent director.” Mr. Hausmann, an independent director, has been determined by our Board to be an “audit committee financial expert.” Shareholders should understand the following with respect to Mr. Hausmann’s designation as such: (i) this is a disclosure requirement of the SEC related to Mr. Hausmann’s experience and understanding with respect to certain accounting and auditing matters; (ii) Mr. Hausmann will not be deemed to be an expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933, as a result of being designated or identified as an audit committee financial expert; and (iii) the designation or identification does not impose upon Mr. Hausmann any duties, obligations, or liability that are greater than those generally imposed on him as a member of the Audit Committee and our Board in the absence of such designation.
Compensation Committee
          General
          Our Board has the plenary authority to determine the compensation payable to our employees, consultants, and directors. Our Board has established a standing Compensation Committee to assist it in compensation decisions. Our Compensation Committee is currently comprised of Charles N. Kahn III, James S. Marston, Paul E. Schlosberg and Antonio R. Sanchez III and is chaired by Mr. Marston. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the NASDAQ Marketplace Rules.
          The Compensation Committee operates under a written charter that is available on our website at www.zixcorp.com under the heading “Corporate Governance.” Under its charter, the Compensation Committee’s primary responsibilities are to: (i) establish our company’s overall management compensation philosophy and policy; (ii) make recommendations to our Board with respect to corporate goals and objectives with respect to compensation for our executive officers, including our Chief Executive Officer; (iii) make recommendations to our Board with respect to our executive officers’ annual compensation including salary, bonus and incentive and equity compensation; and (iv) administer our incentive compensation programs and other equity-based compensation plans.
          In 2008, our entire Board of Directors fulfilled the major responsibilities of the Compensation Committee and made all significant decisions pertaining to the base salary, variable compensation and stock option grants payable or awarded to our named executive officers. The Compensation Committee met on five occasions during the year ended December 31, 2008. The Company has not in recent years engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation.
          Policies, Procedures, and Practices
          Our Board’s (Compensation Committee’s) processes and procedures for the consideration and determination of executive compensation are as follows:
•	Our Board or Compensation Committee requests recommendations from the CEO with respect to the elements of compensation to be determined by the Board or Committee;

•	Our Board or Compensation Committee consults with and meets with the CEO as required to discuss the recommendations, meets in executive session, or discusses among themselves, as appropriate; and

•	Our Board or Compensation Committee’s decision is subsequently communicated to the CEO.
          For the consideration and determination of director compensation, our Board may refer the matter to a standing Board committee or may appoint an ad-hoc committee to review the matter and make a recommendation to the entire Board.
Compensation Committee Interlocks and Insider Participation
          During fiscal year 2008, the Compensation Committee was comprised of four independent directors: Charles N. Kahn III, James S. Marston, Paul E. Schlosberg, and Antonio R. Sanchez III. None of them is or was an officer or employee of our company or any of our subsidiaries during 2008 or had any relationship requiring disclosure under Item 404 of the SEC’s regulations under Regulation S-K. Mr. Sanchez was an active employee of the company from February 9, 1999, to September 28, 2001, during which time his title was National Account Executive. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Shareholder Communication with our Board
          Shareholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our General Counsel will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board will be forwarded to the entire Board or the individual Board member to whom the communication is addressed. Obscene, threatening, or harassing communications will not be forwarded.
Code of Ethics
          We have a Code of Business Conduct, which applies to all of our employees, officers and directors, including a “Code of Ethics,” which applies to our CEO and senior financial officials. The Code of Business Conduct is available on our website at www.zixcorp.com under the heading “Corporate Governance.” The Code of Business Conduct is a reaffirmation that we expect all directors and employees to uphold our standards of ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. The Code of Business Conduct establishes procedures for the confidential reporting, in good faith, of suspected violations of the Code of Business Conduct. The code also sets forth procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Code of Business Conduct and our Code of Ethics also prohibits actual or apparent conflicts of interest between the interest of any of our directors or officers and our company or its shareholders. Any waiver of our Code of Ethics is to be approved by our company, the Board of Directors, or a committee of the Board of Directors, as applicable, and in compliance with applicable law. Any waiver of the Code of Ethics will be publicly disclosed as required by applicable law, rules, and regulations, including by posting the waiver on our website, www.zixcorp.com.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
General
          Whitley Penn LLP (“Whitley Penn”) has been selected, subject to ratification by our shareholders, by the Audit Committee as our independent public accounting firm for the first two quarters of fiscal year 2009. Also, Whitley Penn was selected by the Audit Committee as our independent public accounting firm for 2006, 2007, and 2008.
          Representatives of Whitley Penn are expected to be present at the 2009 Annual Meeting; they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
Fees Paid to Independent Public Accountants
          Following is a summary of Whitley Penn’s professional fees billed for the years ended December 31, 2007 and December 31, 2008, respectively:

	2007		2008
Audit Fees	$375,940	(1)	$322,851	(1)
Audit-Related Fees	15,253	(2)	19,472	(2)
Tax Fees	3,000	(3)	6,000	(3)
All Other Fees	0		0

Total Fees	$394,193		$348,323

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the quarterly review of our consolidated financial statements included in our Quarterly Report on Form 10-Q, as well as accounting advisory services related to financial accounting matters, and services related to other filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.
Audit Committee Pre-Approval Policies and Procedures
          Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Annually, our independent public accounting firm will present to our Audit Committee services expected to be performed by the independent auditor over the next 12 months. Our Audit Committee will review and, as it deems appropriate, pre-approve those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in SEC Schedule 14A). For each service listed in those categories, our Audit Committee is to receive detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee will review, on at least a semi-annual basis, the services provided to-date by the independent registered public accounting firm and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by the independent registered public accounting firm were pre-approved by our Audit Committee.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
          The Audit Committee consists of three independent directors and is responsible for acting on behalf of our Board of Directors in the oversight of all aspects of our financial reporting, internal control and audit functions, pursuant to its charter adopted by the Board of Directors. The Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent public accountants. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
          In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in the 2008 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
          Whitley Penn LLP (“Whitley Penn”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee also met with Whitley Penn, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent accountants their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures from Whitley Penn required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Whitley Penn, their independence from management and the Company and considered the compatibility of non-audit services with the independent accountants’ independence. The Audit Committee has concluded that Whitley Penn’s provision of audit and non-audit services to the Company is compatible with Whitley Penn’s independence.
          During 2008, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Whitley Penn at each regularly-scheduled Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed a report by management on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed Whitley Penn’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of our internal control over financial reporting.
          In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee of the Board of Directors.
          Robert C. Hausmann, Chair
          James S. Marston
          Paul E. Schlosberg
April 23, 2009
          This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
          General
          Our entire Board or the Compensation Committee of our Board administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee is comprised entirely of independent, non-employee directors of our Company.
          In 2008, our entire Board of Directors fulfilled the major responsibilities of the Compensation Committee and made all significant decisions pertaining to the base salary, variable compensation and stock option grants payable or awarded to our named executive officers, who were, as of December 31, 2008, Richard D. Spurr, Chairman and Chief Executive Officer; Susan K. Conner, Chief Financial Officer; Barry Wilson, former Chief Financial Officer; Russell J. Morgan, Vice President, Client Services; David J. Robertson, Vice President,

Engineering; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary (collectively, “named executive officers,” or “NEOs”).
          Compensation Philosophy and Objectives
          Our Board of Directors believes that an effective executive compensation program is one that, among other things, accomplishes the following goals:
•	Attracts and retains executives with the experience, skills, and knowledge that our company seeks and requires;

•	Attracts and retains executives committed to achieving our goals;

•	Rewards the achievement and support of specific performance metrics established by our Board; and

•	Rewards increases in shareholder value.
          Our Board and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable, and competitive and attracts and retains talented and qualified personnel. The compensation paid in 2008 to our named executive officers, as set forth below in the “Summary Compensation Table,” consisted of salary, stock options, variable compensation, and contributions to the Company-sponsored 401(k) plan. The only perquisites provided to our named executive officers are a partial match of 401(k) contributions (which we offer on a non-discriminatory basis to all 401(k) plan participants) and Company-funded life insurance benefits (which we offer on a non-discriminatory basis to all full-time employees). We have no non-qualified deferred compensation arrangements and no defined benefit retirement plans. Since we have no non-qualified deferred compensation arrangements, no defined benefit retirement plans, and offer few perquisites, our Board believes that the executive compensation packages provided to our executives, including the named executive officers, should include stock option grants and separation pay agreements to supplement the cash base salary and variable compensation paid to our executives. Our Board believes that stock options motivate the recipient to work to achieve specific financial and business metrics and that stock options and separation pay agreements are crucial to recruiting (and retaining) the services of qualified and talented personnel (e.g., the recipients).
          We have been very focused on reducing our cash expenses in recent years as a precursor to achieving our publicly-stated goal of achieving cash flow breakeven in 2008. Thus, we have not generally been willing to incur the expense of formally benchmarking or comparing the compensation payable to our executive officers vis-à-vis the compensation paid to other executives in similar positions at comparable companies. For the same reason, we have not engaged a compensation consultant to review the compensation paid to our executive officers. Moreover, other than with respect to the initial hiring of Mr. Spurr in 2005, as discussed below, there has been no particular need in recent years to assess (compare) the base salaries paid to the named executive officers because none of them received any increase in base salary compensation in 2005, 2006, 2007, 2008, nor thus far in 2009.
          Role of Executive Officers in Compensation Decisions
          Our Board and our management each play a role in our compensation process. The matrix below sets forth, in general, our current practices regarding the authority level for determining certain compensation related matters. As shown, our Board delegates to our management the authority to make certain compensation related decisions on behalf of the Board, while our Board retains the authority in other cases.
Approval Authority Matrix for Certain Compensation Related Matters

		Variable	Stock Option
Employee	Salary	Compensation	Grants
Chief Executive Officer	Board	Board	Board
Other NEOs	Board	Board	Board
Other CEO direct reports	CEO(1)	Board/CEO(1) (2)	Board
Rank & file employees	CEO/Mgmt(1)	CEO/Mgmt(1)	CEO(3)

(1)	The salary and variable compensation decisions of the CEO and management are subject to the constraints of the annual budget, as approved by our Board.

(2)	Our CEO determines the sales or management by objective (“MBO”) objectives for those of his direct reports who have sales or MBO objectives for all or a portion of their variable compensation as compared to the portion, if any, attributable to the attainment of the Board-established variable compensation performance metrics.

(3)	All individual stock option grants in excess of 40,000 shares or any Company-wide stock option grant program and certain other option grants remain subject to the approval of our Board. Our Board typically approves an annual “pool” of stock options that is available for grant by the CEO or our management during our annual stock option review and grant cycle .
          Executive Officer Base Salaries and Compensation Comparisons
          Our executive officers’ salaries are, in general, established by (a) reference to each executive’s position with our company and (b) a subjective assessment of the cost to us of hiring executives with comparable experience and skills. We believe it offers our executives, including our named executive officers, a reasonable base salary as subjectively determined by our Board following a recommendation by our management.
          None of our executive officers received any increase in base salary compensation in 2005, 2006, 2007, and 2008 nor thus far in 2009.
          We did analyze the base salary offered to Mr. Spurr in connection with the compensation package offered to him in March 2005, when he was appointed as the Company’s chief executive officer, vis-à-vis base salaries of other chief executive officers. At that time, the Compensation Committee commissioned a modestly priced survey of compensation data. The data showed that the annual base salaries paid to chief executive officers for companies with annual revenues of less than $30,000,000, such as the Company, ranged from $200,000 to $338,000, and eight out of the 24 companies surveyed paid a base salary of $300,000 to $338,000, and another 13 out of the 24 companies surveyed paid a base salary of $200,000 to $290,000. We believe that Mr. Spurr’s annual base salary of $300,000, which is the same amount that we have been paying our chief executive officer since 2002, was (and is) reasonable for a chief executive officer in the technology arena.
          Executive Officer Variable Compensation
          We believe that variable compensation, based on performance and achievement, is a necessary component of an executive’s overall compensation package because the base salaries offered to our executives alone are not sufficient to attract and retain executives with the skills, experience, and knowledge we seek. Furthermore, we believe a variable compensation element motivates the recipient to achieve the financial and business objectives established by our Board and promotes executive retention and enables the recipient to share in the success of our business endeavors.
          The variable compensation payable to our executive officers other than the sales executives, including the named executive officers (Mr. Spurr, Ms. Conner, and Messrs. Morgan, Robertson, and Woessner), is set forth in a management variable compensation plan (the “Plan”) that is annually approved by our Board. The Plan provides for variable compensation to be paid to our CEO and those of his direct reports that are not primarily (or exclusively) sales executives. Our Board has not established a veriable compensation plan for 2009. The Plan in 2008, 2007 and 2006 paid variable compensation based on the achievement by year-end of the parameters (metrics) established by our Board and set forth in the Plan, as further described below.
•	The target amount of annual variable compensation potentially payable to Mr. Spurr ($200,000) under the Plan was established by our Board at the time he was appointed as our CEO in 2005. This target amount has remained unchanged since that time. The actual variable compensation paid to him for 2008, 2007 and 2006 was exclusively based on our actual performance in comparison to the performance metrics provided for under the Plan for the applicable year.

•	The target amount of variable compensation potentially payable to the other named executive officers under the Plan is determined annually by our Board following a recommendation by Mr. Spurr. These target amounts have remained unchanged since 2005, with the caveat that since Ms. Conner did not become a named executive officer until late 2008, the amount of her variable compensation was not established until that time. The actual variable compensation paid to these named executive officers for 2008, 2007 and 2006 was exclusively based on our actual performance in comparison to the performance metrics provided for under the Plan for the applicable year.
          The following performance metrics were those our Board established for 2008, which our Board believed to be the metrics necessary for us to achieve Company-wide cash flow breakeven, to achieve a growth target in our Email Encryption business, and to demonstrate significant progress in our e-prescribing business.

Metric		Minimum		Target		Actual
Number	Performance Metric	Achievement		Achievement		Achievement
1	Revenue	$28.5	MM	$29.2	MM	$28	MM
2	Year-end Cash	$12.3	MM	$12.3	MM	$13.3	MM(1)
3	New First Year Orders	$6.4	MM	$7.2	MM	$5.5	MM
4	Renewal Rate	95%		99%		94%
5	New Doctors Sponsored	2,000		4,000		689
6	Year-end Active Prescribers	3,600		4,000		3,162
7	Q4 Fees Per Active Prescriber	$850		$950		$957

(1)	As permitted by the terms of a shareholder-approved equity compensation plan and as a means of cash conservation, we issued shares of our common stock to certain of our employees in lieu of cash for bonuses and commissions in the aggregate approximate amount of $1,697,117 owed to them. If these payments had not been made using shares of our common stock, the payments would have been made in cash. A total of 619,672 shares of common stock (valued at approximately $1,697,117) was issued to these employees in lieu of paying the employees cash for these bonuses and commissions.
          The performance metrics noted above were used in the manner described below to establish the variable compensation paid for calendar year 2008:
•	Each metric was assigned the noted “Target Achievement” threshold, such that if the target was achieved, then the metric was considered to be “100%” achieved; and each metric was assigned a “minimum” threshold, such that if the minimum was not achieved, then the metric was considered to be “0%” achieved. Achievement of the metric between the minimum threshold and the target threshold resulted in a pro-rata variable compensation payment, starting with 0% at the minimum threshold and ending with 100% at the target threshold. The Plan in 2008 did not provide for payment above the 100% level.

•	Each metric was given a relative weighting factor vis-à-vis the other metrics, with metric number 1 having the highest weighting, metric numbers 2, 3, and 4 having an equal and the next highest weighting, and metric numbers 5, 6, and 7 having an equal and least weighting.

•	At the time the metrics were established by our Board, they were believed to be “stretch” targets, but not unreasonable.

•	Metric numbers 2 and 7 were the only metrics achieved. The other metrics were considered to be “0%” achieved because the minimum thresholds were not achieved.

•	The variable compensation amount to be paid was calculated, applying the pre-established weighting factor for metric numbers 2 and 7.

•	For calendar year 2008, using the foregoing methodology, the aggregate variable compensation actually paid under the Plan to our CEO and other named executive officers was 25% of the total variable compensation potentially payable to them.
          The table below sets forth for the years indicated the variable compensation amounts potentially payable to our named executive officers under the Plan and the amounts actually paid under the Plan.

		Amount
		Potentially	Amount
Name	Year	Payable	Actually Paid	%
	2008	$200,000	$50,000	25.0%
Richard D. Spurr	2007	$200,000	$158,467	79.2%
	2006	$200,000	$60,800	30.4%
	2008	$230,417	$57,604	25.0%
Other Named Executive Officers	2007	$220,000	$174,313	79.2%
	2006	$250,000	$60,800	24.3	% (1)

(1)	One of our named executive officers separated from employment in 2006 and received no variable compensation under the Plan for that year — hence the percentage paid to the “Other Named Executive Officers” is less than the percentage paid to “Richard D. Spurr” for calendar year 2006.
          The target amount of variable compensation potentially payable to our executive officers who are exclusively or primarily sales executives was determined in 2008 by Mr. Spurr. The target amount varies from year-to-year and is based on our specific sales goals (quota) for the year and quarter, as applicable, for the executive in question. The actual variable compensation paid to these executive officers is exclusively based on the achievement of the targeted sales goals.
          Stock Options
          General
          We award stock options to our executives as a means of retaining and motivating current executives over the longer-term (and attracting potential executives to accept employment with us). We offer a stock option compensation element for the following reasons:
•	Stock options motivate the option recipient to work to achieve the financial and business metrics that our Board establishes from time-to-time because it enables the option recipient to share in the success of our company’s business as, if and when such success is reflected in our stock price.

•	Stock options are crucial to recruiting and retaining the services of qualified and talented personnel (e.g., the option recipient).

•	We have no non-qualified deferred compensation arrangements and no defined benefit pension plans. Accordingly, our Board recognizes that stock options are the primary means by which our executives anticipate accumulating funds for retirement.

•	We have not increased the base salaries of our named executive officers since 2004, and the variable compensation potential for our named executive officers has remained static for several years as well.

•	We have been very focused on reducing our cash expenses in recent years. Our Board thus relies on stock options, in combination with base salary and variable compensation, in formulating the relevant compensation packages.
          Our Board determined that our 2008 stock option grants to our named executive officers, our other employees and to the Board itself should be, generally speaking, 25% of our 2007 stock option grants. Our Board awarded fewer option grants to our named executive officers and our other employees because of our substantial option and warrant overhang and because our 2008 operating performance did not meet our Board’s expectations. Each Board member waived his right to receive 75% of the stock options he otherwise would have received in January 2009 pursuant to the automatic grant provisions of the Zix Corporation 2006 Directors’ Stock Option Plan, as discussed below under the caption “Director Compensation Table.”
          As noted in the table below, the following options were consequently granted in December 2008 to Mr. Spurr, our eleven executives, as a group, who report to Mr. Spurr, and our other employees:

•	Mr. Spurr was granted options to acquire 100,000 shares of our common stock, at an exercise price of $1.11 per share, the closing price of our common stock on the date of grant, as compared to the 400,000 share option grant he received in each of December 2007 and 2006.

•	Mr. Spurr’s direct reports were, collectively, granted options to acquire 265,000 shares of our common stock, at an exercise price of $1.11 per share, the closing price of our common stock on the date of grant, as compared to the 420,000 share option grants they received in December 2007 and the 600,000 share option grants they received in December 2006. Mr. Spurr allocated the 265,000 option grants to his direct reports after considering the following factors:
•	How important is the individual’s role to our Company?

•	What experience and/or critical skills or critical knowledge does the person have in fulfilling that role, i.e., how easily or readily can the incumbent be replaced?

•	What is the value of previous option grants in regard to employee retention and motivation for future performance?
•	Our other employees were, collectively, granted options to acquire 112,644 shares of our common stock, at an exercise price of $1.11 per share, the closing price of our common stock on the date of grant, as compared to the 450,624 share option grants they received in December 2007 and the 499,836 share option grants received in December 2006.
     The table below lists the Company stock options issued for the years indicated to Mr. Spurr, to Mr. Spurr’s direct reports, and our other employees pursuant to our annual “refresher” option grant program.
Summary of Company Refresher Program Option Awards

Name	2008(1)	2007	2006(4)
Mr. Spurr	100,000	400,000	400,000
Other Company Executives (12 persons in 2008)(2)	265,000	420,000	600,000
Annual Company-wide Refresher Grant to Other Employees(3)	112,644	450,624	499,836

(1)	The exercise price of the option grants to Mr. Spurr and the Other Employees was $1.11 per share. The weighted average exercise price of the option grants to the “Other Company Executives” was $1.69.

(2)	There were fewer “Other Company Executives” in 2007 than in 2008. Also, the 2008 number includes the new-hire option grants to Ms. Conner, who became our chief financial officer in October 2008. Thus, the reported 2008 number includes both Ms. Conner and Mr. Wilson, who also served as chief financial officer during a portion of 2008, and exceeds 25% of the 2007 number. The option grants to Mr. Spurr and the other named executive officers are noted in the “Grants of Plan-Based Awards Table” below.

(3)	Excludes new-hire option grants and option grants issued in connection with a promotion or other special circumstance option grants. The number of stock options granted to newly-hired employees and for promotions was approximately 307,136, 113,528, and 117,576 in 2006, 2007 and 2008, respectively.

(4)	The stated number refers to option grants made in December 2006. No option grants were made in calendar year 2005. We issued options in early 2006, which served as the “de-facto” option grants for calendar year 2005. These option grants are excluded from the stated number.
     Policies and Practices
     The Board generally assesses the appropriateness of stock option grants to our existing employees once a year during the month of December. Our Board has made this annual assessment in the month of December because the Board believes that a year end grant of stock options enhances employee morale and assists in employee retention at a time of year when employees might otherwise consider beginning a job search for new employment. Other than these annual stock option grants, we do not typically award stock option grants to existing employees, absent a job promotion or other special circumstances. Stock option grants are typically awarded to certain newly-hired employees at or following the inception of their employment.
     We do not have a program, plan, or practice to select option grant dates for executive officers in coordination with the release of material, non-public information.
     All options granted by us in 2008 had an exercise price at least equal to the then-current market price of our common stock. In prior years, we have granted stock options with exercise prices in excess of the then-current market price of our common stock.
     Impact of Accounting and Tax Treatments of Compensation
     The tax or accounting treatments of the salary compensation, variable compensation, or stock options paid or awarded to our executives are not a factor in determining the magnitude of compensation payable to them or the relative mix of these elements in their compensation packages.
     We recognize that compensation in excess of $1,000,000 per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Spurr holds options to acquire 650,000 shares of our common stock, with an exercise price of $10.80 per share, which were granted in February 2004 in connection with the inception of his employment. These options do not comply with the requirements of Section 162(m), which, among other things, would have required us to obtain shareholder approval of the option grants. Time was of the essence when we were discussing Mr. Spurr’s potential employment. Seeking shareholder approval of the option grants would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and the commencement of Mr. Spurr’s employment duties. These options may, during the year of exercise, result in Mr. Spurr realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of our common stock at the time. We will not be entitled to deduct the compensation exceeding the $1,000,000 limit.

          Separation Payments and Change of Control Payments
          General
          We have used separation pay agreements to attract and retain executives. The Board believes separation pay agreements encourage employee retention and believes they have been crucial to employee retention in recent years, given our recent history of substantial operating losses and the attendant perception of financial instability. We believe that these separation pay agreements are a significant factor in retention of our senior executives. We also believe they provide a legal “consideration” supporting the confidentiality and non-solicitation provisions that are contained in certain of our separation pay agreements.
          Our separation pay agreements typically provide for the payment of “x” months base salary if the executive’s employment is terminated “other than for cause,” as defined therein. In some cases, the agreements provide for payments to the affected executive upon a resignation in certain circumstances following the occurrence of a “change of control good reason” or if the affected executive resigns employment in certain circumstances for “good reason.” We believe that our separation pay agreements comply, when relevant, as to form with Section 409A of the Internal Revenue Code.
          We are party to separation pay agreements with our named executive officers, as described below.
          Richard D. Spurr (Chairman, CEO, and President)
          Termination Without Cause Payment
          The separation pay agreement with Mr. Spurr provides for the payment to him of $300,000, representing twelve months of base salary, if Mr. Spurr’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the intentional and continued failure by employee to substantially perform employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of employee’s duties (other than any such failure resulting from employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company’s Board that specifically identifies the manner in which the Board believes the employee has not substantially performed employee’s duties and that is not cured within five business days after notice thereof by the Company to the employee; (2) the intentional engaging by the employee in misconduct that is materially injurious to the Company; (3) the conviction of the employee or a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony; (4) the commission of acts by the employee of moral turpitude that are injurious to the Company; (5) a breach by the employee of the “confidentiality and invention” agreement between the Company and the employee; (6) a breach by the employee of the conflict of interest provisions of the separation pay agreement; or (7) a breach by the employee of the Company’s “code of ethics for senior officers.” For purposes of this definition, no act, or failure to act, on the employee’s part shall be considered “intentional” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. The Company specifically acknowledges that Employee will incur a termination of employment for a reason other than cause if (i) a material portion of the Company’s e-Prescribing line of business, the Company’s Email Encryption line of business, or any other material line of business is sold, leased, licensed or otherwise transferred for value (the “Transfer”) to a non-Affiliate (“Non-Affiliate Transferee”) and (ii) in connection with such Transfer the Company involuntarily terminates Employee’s employment with the Company and its Affiliates (regardless of whether employee accepts employment with the Non-Affiliate Transferee or one of its Affiliates).
          Resignation for Good Reason Payment
          The separation pay agreement with Mr. Spurr also provides for the payment to him of $300,000, representing twelve months of base salary, if Mr. Spurr resigns employment for “good reason.” For these purposes, “good reason” means (1) any material diminution in the employee’s title and duties, it being understood and agreed that if all or substantially all of the assets of the Company’s e-Prescribing line of business, the Company’s Email Encryption line of business, or any other material line of business is sold, leased, licensed, or otherwise transferred for value to a non-affiliate, then the employee’s duties will have been materially reduced, and employee shall have “good reason” to resign employment pursuant to this clause (1); (2) the assignment of duties or positions that would necessitate a change in the location of the employee’s home (presently in North Dallas, Texas); (3) the Company’s failure to maintain directors and officers liability insurance coverage, including coverage for the employee, in an amount equal to at least $10,000,000. Notwithstanding the preceding provisions, employee shall not be permitted to resign employment for “Good Reason” until (a) employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Employee must exercise his right to resign for Good Reason within 30 days (i.e., such Good Reason resignation must occur within 150 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”
          Change in Control Good Reason Payment
          Mr. Spurr’s separation pay agreement also provides for the payment to him of $300,000, representing twelve months of base salary, if he resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, a “change in control” generally means (1) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, other than an affiliate, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power to elect directors of the then-outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such merger, consolidation, or reorganization; (2) the Company sells all or substantially all of its assets to any other corporation or other legal person, other than an affiliate, and as a result of such sale, less than 51% of the combined voting power to elect directors of the then-outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such sale; (3) any “acquiring person” has become the beneficial owner of securities which when added to any securities already owned by such person would represent in the aggregate 35% or more of the then-outstanding securities of the Company which are entitled to vote to elect directors; (4) if, at any time, the “continuing directors” then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; (5) any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act of 1934, as amended; or (6) such other events that cause a change in control of the Company, as determined by the Board of Directors in its sole discretion.

          Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the board of directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.
          Notwithstanding the preceding provisions, the employee shall not be permitted to resign employment for a “change in control good reason” until (a) the employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), the employee must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”
          Disability Payment
          If Mr. Spurr incurs a disability that renders him unable to perform his job responsibilities (and he separates from employment), the Company shall pay him an amount equal to eight months of his base salary using his highest monthly base salary during the term of his employment.
          Mode of Payment
          The first eight months of Employee’s base salary payable as a “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason” payment,” and the “disability” payment, as applicable, shall be paid to employee on a monthly basis until the earlier of (a) eight months after the occurrence of the event giving rise to the payment or (b) the later of two and one-half (2.5) months after the end of employee’s tax year in which the event giving rise to the payment occurs or two and one-half (2.5) months after the end of the Company’s tax year in which the event giving rise to the payment occurs, with payments commencing as soon as practicable following the occurrence of the event giving rise to such payment but no later than 60 days following such event. The remaining four months of the “termination without cause” payment,” “resignation for good reason” payment, or “change in control good reason” payment shall be paid to Employee on a monthly basis commencing with the 9th month following Employee’s separation from service. The payment of the “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason,” and the “disability” payment shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to employee within five days of the date of the event giving rise to the payment. In the event that employee does not execute a release within the 60 day period specified above, employee shall forfeit the applicable payments.

          Other
          As an additional component of separation pay, the Company will pay Mr. Spurr’s COBRA applicable continuation of benefits costs, on a monthly basis, for 12 months, in the circumstances stated above, beginning with the effective date of his loss of coverage by reason of his separation from employment, and continuing until the earlier of (a) 12 months following the loss of coverage or (b) the date he obtains medical coverage under a new employer’s group health plan..
          Mr. Spurr’s original separation pay arrangement, which was a term and condition of his original employment with the Company, provided for a separation payment to him of nine months of base salary if his employment was terminated without cause or he resigned for good reason. The Board determined that, given Mr. Spurr’s promotion to CEO in March 2005, a three month increase in separation pay from nine months to 12 months and adding a separation pay component payable in the event of Mr. Spurr’s resignation following a change in control was reasonable and appropriate. However, in connection with providing these additional separation pay benefits to Mr. Spurr, the circumstances under which Mr. Spurr’s employment could be terminated by the Company for “cause” (i.e., without the payment of any separation pay) were amended to be more favorable to the Company.
          Furthermore, upon the occurrence of an employment termination “without cause” or a “change in control” all of Mr. Spurr’s then unvested Company-issued stock options immediately vest. As of December 31, 2008, and April 3, 2009, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $8,000 and $4,583. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Mr. Spurr, Mr. Spurr is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited for a period of 12 months from directly or indirectly competing with the Company’s email encryption business or e-prescribing business or any other material line of business being conducted by the Company as of the date of the employee’s separation from employment, (iii) prohibited for a period of 12 months from directly or indirectly conducting, or soliciting to conduct. any competitive business with a Company customer and any person that has been a Company customer within the six month period preceding the separation from employment date; and (iv) prohibited for a period of 12 months from directly or indirectly soliciting for employment any Company employees or any person who was an employee within the three month period preceding the separation from employment date.
          Susan K. Conner (Chief Financial Officer)
          Termination Without Cause Payment
          The agreement with Ms. Conner provides for the payment to her of $168,750, representing nine months of base salary, if Ms. Conner’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance, such demand not to be unreasonable, is delivered by the Company that specifically identifies the manner in which the Company believes the employee has not substantially performed the employee’s duties and which continues beyond a period of 5 business days immediately after notice thereof by the company to the employee, (2) the intentional engaging by Ms. Conner in misconduct that is materially injurious to the Company, or (3) the conviction of the employee or a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to any felony, or (4) the commission of acts by the employee of moral turpitude that are injurious to the Company; or (5) a breach by the employee of the “confidentiality and invention” agreement between the Company and the employee; (6) a breach by the employee of the provisions of the separation pay agreement; or (7) a breach by the employee of the Company’s “code of ethics for senior officers.” For purposes of this definition, no act, or failure to act, on the part of the employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in, or not opposed to, the best interest of the Company.
          Change in Control Good Reason Payment
          Ms. Conner’s separation pay agreement also provides for the payment to her of $168,750, representing nine months of base salary, if she resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.
          Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the board of directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.
          Notwithstanding the preceding provisions, the employee shall not be permitted to resign employment for a “change in control good reason” until (a) the employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), the employee must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”
          Mode of Payment
          These separation pay payments are to made in a nine equal monthly cash payments beginning as soon as practicable following the termination of employment but no later than 60 days of the applicable event. The payment of the “termination without cause” payment or “change in control good reason” payment shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to employee within five days of the date of the event giving rise to the payment. In the event that employee does not execute a release within the 60 day period specified above, employee shall forfeit the applicable payments.
          Other
          Furthermore, if Ms. Conner’s employment is terminated “without cause” or a “change in control” occurs, then all of her then unvested Company-issued stock options immediately vest. As of December 31, 2008, and April 3, 2009, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was $0.00 and approximately $0.00. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Ms. Conner, Ms. Conner is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited for a period of 9 months from directly or indirectly competing with the Company’s email encryption business or e-prescribing business or any other material line of business being conducted by the Company as of the date of the employee’s separation from employment, (iii) prohibited for a period of 9 months from directly or indirectly conducting, or soliciting to conduct. any competitive business with a Company customer and any person that has been a Company customer within the six month period preceding the separation from employment date; and (iv) prohibited for a period of 9 months from directly or indirectly soliciting for employment any Company employees or any person who was an employee within the 3 month period preceding the separation from employment date.
          Russell J. Morgan (Vice President, Professional Services)
          The agreement with Mr. Morgan provides for the payment to him of $103,851, representing six months of base salary, if Mr. Morgan’s employment is terminated by the Company “without cause.” The agreement with Mr. Morgan does not define “cause,” but for these purposes the term will generally have a meaning comparable to the meaning given the term in the separation pay agreements between the Company and the other named executive officers. Mr. Morgan’s separation pay agreement does not specify the timing of the payment.
          Furthermore, if Mr. Morgan’s employment is terminated “without cause” or a “change in control” occurs, then all of his then unvested Company-issued stock options immediately vest. As of December 31, 2008, and April 3, 2009, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $1,280 and $733. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Mr. Morgan, Mr. Morgan is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          David J. Robertson (Vice President, Engineering)
          Termination Without Cause Payment
          The agreement with Mr. Robertson provides for the payment to him of $100,000, representing six months of base salary, if Mr. Robertson’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the conviction of the employee of any felony, or (2) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance, such demand not to be unreasonable, is delivered by the company or an affiliate, as applicable, that specifically identifies the manner in which the company or the affiliate, as applicable, believes the employee has not substantially performed the employee’s duties and which continues beyond a period of 10 business days immediately after notice thereof by the company to the employee, (3) the intentional wrongdoing by the employee that is materially injurious to the Company or employing affiliate, as applicable, or (4) acts by the employee of moral turpitude that are injurious to the Company. For purposes of this definition, no act, or failure to act, on the part of the employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interests of the Company or the employing affiliate, or both, as applicable.
          Resignation for Good Reason Payment
          The agreement with Mr. Robertson also provides for the payment to him of $100,000, representing six months of base salary, if Mr. Robertson resigns employment for “good reason.” For these purposes, “good reason” means a cumulative reduction of more than 10% based on Mr. Robertson’s highest annual base salary during the term of his employment with the Company.
          Notwithstanding the preceding provisions, employee shall not be permitted to resign employment for “good reason” until (a) employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Employee must exercise his right to resign for “good reason” within 30 days (i.e., such “good reason” resignation must occur within 150 days of the occurrence of the “good reason” event), with the day immediately following the existence of the “good reason” condition being day “1.”
          Change in Control Good Reason Payment
          Mr. Robertson’s separation pay agreement also provides for the payment to him of $100,000, representing six months of base salary, if he resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.

          Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the board of directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.
          Notwithstanding the preceding provisions, the employee shall not be permitted to resign employment for a “change in control good reason” until (a) the employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), the employee must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”
          Mode of Payment
          These separation pay payments are to made in a lump sum payment within 60 days of the applicable event. The payment of the “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason,” shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to employee within five days of the date of the event giving rise to the payment. In the event that employee does not execute a release within the 60 day period specified above, employee shall forfeit the applicable payments.
          Other
          Furthermore, if Mr. Robertson’s employment is terminated “without cause” or a “change in control” occurs, then all of his then unvested Company-issued stock options immediately vest. As of December 31, 2008, and April 3, 2009, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $1,500 and $859. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Mr. Robertson, Mr. Robertson is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.

          Barry W. Wilson (Chief Financial Officer for portion of 2008)
          Termination Without Cause Payment
          The agreement with Mr. Wilson provides for the payment to him of $77,500, representing six months of base salary, if Mr. Wilson’s employment is terminated by the Company “without cause.” For these purposes, “cause” shall mean (a) the conviction of the employee of any felony; (b) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the employee has not substantially performed the employee’s duties and that is not cured within five business days after notice thereof by the Company to the employee; (c) the intentional wrongdoing by the employee that is materially injurious to the Company; (d) acts by the employee of moral turpitude that are injurious to the Company; or (e) breach of the “confidentiality and invention” agreement between the Company and the employee.
          Mode of Payment
          The separation payment is to be paid in six equal monthly cash payments within 30 days of the occurrence of the applicable event. Alternatively, the Company may, in the Company’s discretion, pay the separation payment using shares of the Company’s common stock.
          Other
          Furthermore, if Mr. Wilson’s employment is terminated “without cause” or a “change in control” occurs, then all of his then unvested Company-issued stock options immediately vest. As of December 31, 2007, and April 3, 2008, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $76,122 and $51,092. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Mr. Wilson, Mr. Wilson is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          Ronald A. Woessner (Senior Vice President & General Counsel)
          Termination Without Cause Payment
          Mr. Woessner’s agreement was originally entered into between the Company and Mr. Woessner in 1996. The agreement, which has been subsequently amended and restated on several occasions, was at that time substantially identical to the separation pay agreements offered to the Company’s other senior executives. The agreement originally provided that Mr. Woessner earned a separation payment at the rate of two months of separation pay for every year of employment (not to exceed 18 months of separation pay) if the Company terminates his employment “without cause” or if he resigns employment for “good reason.” This formula was specifically designed to encourage and reward tenure with the Company.
          Based on Mr. Woessner’s tenure at the Company, he is eligible to receive the maximum amount payable under the agreement, or $337,500, representing 18 months of base salary, if Mr. Woessner’s employment is terminated by the Company “without cause.” To terminate employee’s employment without “cause,” the Company is required to provide employee 90 days prior written notice of such termination. For these purposes, “cause” means (1) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional actions involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the company or an affiliate, as applicable, that specifically identifies the manner (such demand not to be unreasonable) in which the company or the affiliate, as applicable, believes the employee has not substantially performed the employee’s duties; or (2) the willful engaging by the employee in misconduct that is materially injurious to the Company or employing affiliate, as applicable; or (3) the conviction of the employee of any felony or crime of moral turpitude that is injurious to the Company; or (4) the employee attains the mandatory retirement age specified in any applicable retirement plan of the Company or any successor-in-interest (but for purposes of the clause (4), any such mandatory retirement age shall not be less than age 65). For purposes of this definition, no act, or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interest of the Company or the applicable affiliate(s), or both, as applicable.
          Resignation for Good Reason Payment
          Based on Mr. Woessner’ tenure at the Company, he is eligible to receive the maximum amount payable under the agreement, or $337,500, representing 18 months of base salary, if Mr. Woessner resigns employment for “good reason.” For these purposes, “good reason” means (1) any material diminution in the employee’s duties that has not been cured within thirty days after notice of such noncompliance has been given (within 30 days of the alleged material diminution) by the employee to the Company or the employing affiliate, as applicable. A change in duties will not be considered to be a “material diminution” in duties if, after such change, the employee is an officer of the Company; the employee’s reporting relationship does not change or the employee reports to the Company’s chief executive officer or chief operating officer; and a substantial portion of the employee’s duties are in the employee’s field of professional training or experience; (2) a reduction of more than 10% in the employee’s base salary (with the 10% being cumulative over the term of the employee’s employment, but any percentage reduction that is actually made is made against the employee’s then current base salary); (3) any purported termination for cause of the employee’s employment that is not effected pursuant to the procedural requirements of the separation pay agreement; or (4) the location of the employee’s place of employment is moved more than 50 miles from its current location.
          Notwithstanding the preceding provisions, employee shall not be permitted to resign employment for “good reason” until (a) employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Employee must exercise his right to resign for “good reason” within 30 days (i.e., such “good reason” resignation must occur within 150 days of the occurrence of the “good reason” event), with the day immediately following the existence of the “good reason” condition being day “1.”
          Change in Control Good Reason Payment
          Mr. Woessner’s separation pay agreement also provides for the payment to him of $450,000, representing twenty-four months of base salary, if he resigns his employment following a “change in control” of the Company, subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.
          Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the board of directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.
          Notwithstanding the preceding provisions, the employee shall not be permitted to resign employment for a “change in control good reason” until (a) the employee has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), the employee must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”
          Disability Payment
          Based on Mr. Woessner’ tenure at the Company, he is eligible to receive the maximum amount payable under the agreement, or $337,500, representing 18 months of base salary, if Mr. Woessner incurs a disability that renders him unable to perform his job responsibilities (and he separates from employment).
          Mode of Payment
          The separation payments are to be paid as soon as practicable following the termination of employment but no later than 60 days of the applicable event and shall be subject to the Company’s receipt of a release, within 60 days of the date of such event in a form reasonably satisfactory to the Company relating to employment matters. The Company shall provide the form release to the employee within five days of the date of the event giving rise to the payment. In the event that employee does not execute a release within the 60 day period specified above, employee shall forfeit the applicable payments.

          Other
          Furthermore, upon the occurrence of an employment termination “without cause,” “change in control,” or resignation for “good reason” or employee incurs a “disability” all of Mr. Woessner’s then unvested Company-issued stock options immediately vest. As of December 31, 2008, and April 3, 2009, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $1,320 and $756. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.
          Pursuant to agreements between the Company and Mr. Woessner, Mr. Woessner is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          Other Separation Pay Agreements
          We are also party to separation pay agreements with Mr. Spurr’s other direct reports, which generally provide for the payment of six months of base salary in the event of a termination of employment “without cause.”
          Equity Ownership Requirements or Guidelines
          We do not have any equity or security ownership requirements or guidelines for our executive officers or our directors.
          The foregoing “Compensation Discussion and Analysis” is submitted by the Board of Directors:
Robert C. Hausmann
Charles N. Kahn III
James S. Marston
Antonio R. Sanchez III
Paul E. Schlosberg
Richard D. Spurr, Chairman, CEO & President
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” be included in our proxy statement for the 2009 Annual Meeting of Shareholders (and incorporated by reference into our 2008 Annual Report on Form 10-K).

          The foregoing “Compensation Committee Report” is submitted by the following independent directors, who comprise the Compensation Committee of the Board of Directors:
James S. Marston, Chair
Charles N. Kahn III
Antonio R. Sanchez III
Paul E. Schlosberg
Summary Compensation Table
          The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2008, 2007, and 2006 by our named executive officers. The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:
•	Salary — The table reflects base salary earned during 2008, 2007 and 2006. See “Compensation Discussion and Analysis — Executive Officer Base Salaries and Compensation Comparisons.”

•	Bonus — The table reflects variable compensation earned during 2008, 2007 and 2006. See “Compensation Discussion and Analysis — Executive Officer Variable Compensation.”

•	Stock Option Awards — The table reflects the FAS 123R expense attributable to stock option grants awarded in 2008, 2007, and 2006. See the “Grants of Plan-Based Awards Table” below for information pertaining to the specific option grants.

					Non-Equity
Name and			Option		Incentive Plan	All Other
Principal Position	Year	Salary(1)	Awards(2)		Compensation(3)	Compensation(4)	Total
Richard D. Spurr	2008	$300,000	$629,478		$50,000	$2,141	$981,619
Chairman, Chief Executive	2007	$300,000	$5,948,961		$158,467	$966	$6,408,394
Officer and President	2006	$300,000	$1,097,376		$60,800	$966	$1,459,122
Susan K. Conner* Chief Financial Officer	2008	$46,375	$9,652		$2,604	$1,276	$60,407
Russell J. Morgan(6)	2008	$207,702	$104,684		$17,702	$4,367	$334,435
Vice President, Client Services	2007	$204,765	$81,579		$59,425	$5,133	$350,902
	2006	$193,984	$309,044	(5)	$22,800	$8,747	$534,575
David J. Robertson	2008	$200,000	$142,578		$18,750	$6,757	$368,085
Vice President, Engineering	2007	$200,000	$200,536		$59,425	$5,630	$465,591
	2006	$200,000	$392,644	(5)	$22,800	$5,630	$621,074
Barry W. Wilson*	2008	$155,000	$32,946		$5,000	$6,449	$199,395
Chief Financial Officer	2007	$155,000	$40,858		$15,847	$5,717	$217,422
	2006	$132,917	$14,909	(5)	$20,000	$4,672	$172,498
Ronald A. Woessner	2008	$225,000	$92,973		$12,500	$6,895	$337,368
S.V.P., General Counsel and	2007	$225,000	$327,641		$39,617	$5,966	$598,224
Secretary	2006	$225,000	$1,090,654	(5)	$15,200	$5,630	$1,336,484

*	Ms. Conner was hired as the Company’s Chief Financial Officer in October 2008, replacing Mr. Barry Wilson, who remains with the Company as Vice President, Accounting & Finance, Treasurer.

(1)	The columns entitled “Bonus,” “Stock Awards,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been deleted from the Summary Compensation Table because no amounts were paid or attributable to the named executive officers for those categories for the periods indicated.

(2)	The stated amount is the aggregate compensation financial accounting expense recognized with respect to the person’s outstanding stock options during calendar years 2006 to 2008. These amounts were computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar years 2006, 2007, and 2008) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2008 Annual Report on Form 10-K.

(3)	Other than the amounts payable to Mr. Wilson in 2006, the stated amounts were paid based on the achievement of the predetermined performance objectives approved by our Board of Directors as described in the “Compensation Discussion and Analysis” above.

(4)	Includes 401(k) company contribution and life insurance premiums paid by us for the benefit of the named person.

(5)	The vesting of certain options held by Messrs. Wilson, Morgan, Robertson and other Company employees was accelerated in December 2005, as described in the Company’s filing on Form 8-K, dated January 4, 2006. The vesting of Mr. Woessner’s options, who was a Section 16(b) reporting officer, was not accelerated. If his option vesting had been accelerated, the stated amount for Mr. Woessner would have been in the range of the stated amounts for Messrs. Morgan and Robertson. The purpose of the option acceleration was to eliminate future compensation expense the Company would otherwise have been required to recognize in its income statement with respect to the accelerated options once FAS 123R, a new accounting rule at that time, became effective on January 1, 2006.

(6)	Actual compensation was paid in Canadian dollars and has been translated to U.S. dollars using the 2008, 2007 and 2006 average daily exchange rates, respectively, of .94410, .930752, and .881743 U.S. dollar per Canadian dollar.
Grants of Plan-Based Awards Table
          The following table sets forth information pertaining to grants of awards under company-sponsored equity incentive plans (e.g. stock option grants) and non-equity incentive plans (e.g., variable compensation) to the specified company executive officers in calendar year 2008:

		Estimated Future
		Payouts Under
		Non-Equity	All Other Option		Grant Date Fair
		Incentive Plan	Awards: Number of	Exercise or Base	Value of Stock and
	Grant Date of	Awards	Securities	Price of Option	Option
Name	Equity-Based Awards	Target(1)	Underlying Options	Awards	Awards(2)
Richard D. Spurr	—	$200,000	—	—	—
	12/23/08	—	100,000	$1.11	$73,080
Susan K. Conner*	—	$10,417	—	—	—
	10/16/08	—	130,000	$1.70	$148,630
Russell J. Morgan	—	$75,000	—	—	—
	12/23/08	—	16,000	$1.11	$11,693
David J. Robertson	—	$75,000	—	—	—
	12/23/08	—	18,750	$1.11	$13,702
Barry W. Wilson*	—	$20,000	—	—	—
	12/23/08	—	2,000	$1.11	$1,462
Ronald A. Woessner	—	$50,000	—	—	—
	12/23/08	—	16,500	$1.11	$12,058

*	Ms. Conner was hired as the Company’s Chief Financial Officer in October 2008, replacing Mr. Barry Wilson, who remains with the Company as Vice President, Accounting & Finance, Treasurer.

(1)	The targeted amounts were established by the Board pursuant to our 2008 Management Variable Compensation Plan. The Plan provided that the amounts actually to be paid would be based on the achievement of pre-determined performance objectives stated in the Plan. The amounts actually paid to each of the named executive officers for calendar year 2008 (representing approximately 25% of the targeted amounts) are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above. See Compensation Discussion and Analysis — Executive Officer Variable Compensation” above for more information pertaining to the performance metrics that establish the variable compensation amounts to be paid to our named executive officers under the Plan.

(2)	The stated amount is the aggregate fair market value of the option grant on the grant date computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our audited financial statements included in our 2008 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
          The following table sets forth information pertaining to company unexercised stock options to the named executive officers as of December 31, 2008. As of April 3, 2009, no stock awards have been granted to the specified executive officers and, hence, none are reflected in the following table.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option Grant	Option
Name	Exercisable	Unexercisable(1)	Price	Date	Expiration Date
Richard D. Spurr	650,000	—	$10.80	02/24/04	02/23/14
	350,000	—	$6.00	11/17/04	11/16/14
	350,000	—	$3.78	03/23/05	03/22/15
	320,833	29,167	$4.00	03/02/06	03/01/16
	266,667	133,333	$1.50	12/18/06	12/17/16
	133,333	266,667	$4.87	12/20/07	12/19/17
	—	100,000	$1.11	12/23/08	12/22/18
Susan K. Conner*	—	130,000	$1.70	10/16/08	10/15/18
Russell J. Morgan	40,000	—	$3.60	09/03/02	09/02/12
	10,000	—	$4.38	01/22/03	01/21/13
	100,000	—	$5.00	09/08/04	09/07/14
	73,333	6,667	$3.00	02/22/06	02/21/16
	56,667	28,333	$1.50	12/18/06	12/17/16
	16,667	33,333	$4.87	12/20/07	12/19/17
	—	16,000	$1.11	12/23/08	12/22/18
David J. Robertson	125,000	—	$5.25	03/20/02	03/19/12
	50,000	—	$4.38	01/22/03	01/21/13
	100,000	—	$5.00	09/08/04	09/07/14
	91,667	8,333	$3.00	02/22/06	02/21/16
	66,667	33,333	$1.50	12/18/06	12/17/16
	25,000	50,000	$4.87	12/20/07	12/19/17
	—	18,750	$1.11	12/23/08	12/22/18
Barry W. Wilson*	13,334	—	$2.50	08/07/02	08/16/12
	6,480	—	$4.63	08/06/04	08/05/14
	25,000	—	$5.00	12/21/04	12/20/14
	4,000	—	$3.12	06/03/05	06/02/15
	13,761	1,251	$2.50	02/15/06	02/14/16
	20,000	10,000	$1.50	12/18/06	12/17/16
	6,667	13,333	$4.87	12/20/07	12/19/17
	—	2,000	$1.11	12/23/08	12/22/18
Ronald A. Woessner	18,750	—	$21.38	10/30/00	10/29/10
	8,333	—	$5.15	01/22/02	01/21/12
	4,166	—	$4.25	02/21/02	02/20/12
	100,000	—	$6.00	11/17/04	11/16/14
	73,333	6,667	$3.00	02/22/06	02/21/16
	53,333	26,667	$1.50	12/18/06	12/17/16
	13,333	26,667	$4.87	12/20/07	12/19/17
	—	16,500	$1.11	12/23/08	12/22/18

*	Ms. Conner was hired as the Company’s Chief Financial Officer in October 2008, replacing Mr. Barry Wilson, who remains with the Company as Vice President, Accounting & Finance, Treasurer.

(1)	Unless otherwise noted, these options vest quarterly on a pro-rata basis through the third anniversary of the grant date.

Option Exercises and Stock Acquisitions
          There were no stock option exercises by, or stock awards to, the named executive officers in calendar year 2008.
Pension Benefits
          We have no company-sponsored plans that provide for specified retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, to any Company employees.
Nonqualified Deferred Compensation
          We have no company-sponsored plans that provide for the payment of nonqualified deferred compensation to any Company employees.
Director Compensation Table
          Set forth below is a summary of the cash and non-cash compensation paid to our non-employee directors in calendar year 2008:

	Fees Earned
	or Paid in	Option
Name	Cash(1)	Awards(2)		Total
Robert C. Hausmann	$18,625	$59,015	(3)	$77,640
Charles N. Kahn III	$20,000	$67,914	(4)	$87,914
James S. Marston	$20,000	$66,046	(5)	$86,046
Antonio R. Sanchez III	$13,625	$63,476	(6)	$77,101
Paul E. Schlosberg	$23,625	$73,543	(7)	$97,168

(1)	See the discussion below for an explanation of the cash compensation paid to our directors.

(2)	The stated amount is the aggregate compensation financial accounting expense recognized with respect to the person’s outstanding stock options during calendar year 2008. These amounts were computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar year 2008) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2008 Annual Report on Form 10-K.

(3)	Mr. Hausmann holds options to acquire 133,500 shares of our common stock, of which 77,624 were vested as of April 3, 2009. The aggregate fair market value of his January 2008 (40,000 shares) and February 2008 (11,000) option grants on the respective grant dates, computed in accordance with the requirements of FAS 123R, was $123,405 and $32,484, respectively.

(4)	Mr. Kahn holds options to acquire 177,838 shares of our common stock, of which 118,962 were vested as of April 3, 2009. The aggregate fair market value of his January 2008 (40,000 shares) and February 2008 (11,000) option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $123,405 and $32,484, respectively.

(5)	Mr. Marston holds options to acquire 491,913 shares of our common stock, of which 376,604 were vested as of April 3, 2009. The aggregate fair market value of his January 2008 (40,000 shares) and February 2008 (8,000) option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $123,405 and $23,624, respectively.

(6)	Mr. Sanchez holds options to acquire 259,838 shares of our common stock, of which 206,712 were vested as of April 3, 2009. The aggregate fair market value of his January 2008 (40,000 shares) and

February 2008 (6,000) option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $123,405 and $17,718, respectively.

(7)	Mr. Schlosberg holds options to acquire 186,838 shares of our common stock, of which 122,129 were vested as of April 3, 2009. The aggregate fair market value of his January 2008 (40,000) and February 2008 (17,000) option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $123,405 and $50,202, respectively.
          Pursuant to the terms of the Zix Corporation 2006 Directors’ Stock Option Plan (the “2006 Directors’ Plan”), on the day that a non-employee director is first appointed or elected to the Board, such director shall be granted nonqualified options to purchase 25,000 shares of our common stock. The options vest quarterly and pro-rata over one year from the date of grant. Also, under the 2006 Director’s Plan, on the first business day in January of each year, each non-employee director that has served on the Board for at least six months as of the grant date shall be granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding common stock shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares of our common stock, divided by the greater of (A) five or (B) the number of non-employee directors that have served on our Board for at least six months as of the date of grant; provided that, the number of shares of our common stock covered by any such January option grant shall not exceed 40,000 shares. The options vest quarterly and pro-rata over three years from the grant date. The exercise price of the 25,000 share option grants and of the January share option grants shall be 100% of the fair market value of our common stock on the date of grant. The options may not be exercised after the tenth anniversary of the date of grant. The non-employee directors agreed to waive 75% of the 40,000 stock option grants they would have otherwise received in January 2009. Hence, each Board member received 10,000 stock option shares in January 2009.
          Also, to conserve our cash, we augment the cash compensation paid to our non-employee directors by granting them stock options for serving on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board, and other eligible active committees of our Board. The chair of the committee is annually granted options to acquire 5,000 shares of our common stock and committee members are annually granted options to acquire 3,000 shares of our common stock. These options vest quarterly and pro-rata over three years from the grant date and the exercise price of the options is the closing price of our common stock on the grant date.
          In addition to the stock option grants described above, we pay our non-employee directors cash fees as follows:
•	Cash payment of $2,000 per meeting per director for attendance in person at Board meetings;

•	Cash payment of $1,000 per meeting per director for attendance at telephonic Board meetings;

•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings); and

•	Annual cash payment of $3,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).
          We also reimburse our directors for expenses they incur in attending our Board or committee meetings.

Equity Compensation Plan Information
          The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2008:

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column(a)
Equity compensation plans approved by shareholders	8,745,416	$4.34	1,347,263
Equity compensation plans not approved by shareholders	1,293,951	$7.63	195,363
Total	10,039,367	$4.76	1,542,626
          A description of the material terms of our equity arrangements that have not been approved by our shareholders follows:
     Richard D. Spurr, the Company’s Chairman, CEO and President
          In February 2004, Mr. Spurr, our current Chairman, CEO and President, received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. These options vested 25% in April 2004 and the remaining balance vested quarterly through January 2007 on a pro-rata basis. As of December 31, 2008, all 650,000 options remained unexercised. For additional information regarding these options, see the “Compensation Discussion and Analysis” section above.
     Other Non-Shareholder-Approved Executive Stock Option Agreements
          In 2001 and 2002, options to purchase 450,000 shares of our common stock were granted to key company executives. The options have exercise prices ranging from $4.96 to $5.25 and became fully vested in March 2005. As of December 31, 2008, option grants covering 125,000 shares were outstanding.
     Other Non-Shareholder-Approved Stock Option Agreements With Employees
          As of December 31, 2008, option grants to employees were outstanding covering 236,257 and 282,694 shares under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $1.50 to $11.00. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.

          Non-Shareholder-Approved Stock Option Agreements With Third Parties
          From time-to-time, we may grant stock options to consultants, contractors, and other third parties for services provided to our company. At December 31, 2008, no options were outstanding under non-shareholder approved arrangements to non-employees.
Certain Relationships and Related Transactions
          There were no transactions since January 1, 2008, between the Company and a “related person” required to be reported under SEC Rule Regulation S-K, Item 404(a). However, as a matter of information, Todd R. Spurr, the son of Richard D. Spurr, our Chairman, CEO and President, is employed as an Account Executive in our encrypted email business sales department. Todd Spurr’s employment with us pre-dates Richard D. Spurr’s employment with us. Todd Spurr’s compensation is comprised of a base salary and commissions.
          Our policy regarding the approval of any proposed transaction between us and a “related person” required to be reported under SEC Rule Regulation S-K, Item 404(a) is that such transaction would be subject to the review and approval of a majority of the disinterested director members of our Board of Directors.
OTHER MATTERS
          We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card and voting instructions to vote the shares they represent as our Board of Directors may recommend or as they see fit, in their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2009
          This Proxy Statement, accompanying proxy card and our Annual Report are available at www.proxydocs.com/zixi in a searchable, readable, and printable format and in a tracking cookie-free environment.

WHERE YOU CAN FIND MORE INFORMATION
          You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC. You may either:
•	Read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.
          You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
          You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 23, 2009. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
          Our 2008 Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2008 (excluding exhibits), will be mailed together with this Proxy Statement or otherwise made available in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.
          PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel and Secretary

Dallas, Texas
April 23, 2009

Zix Corporation C123456789 MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2009. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Vote by Internet · Log on to the Internet and go to www.investorvote.com/ZIX · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message. · ·Annual Meeting Proxy Card 123456 C0123456789 12345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Withhold For Withhold 02 — Charles N. Kahn III 05 — Paul E. Schlosberg 03 — James S. Marston 06 — Richard D. Spurr
1. Election of Directors: 01 — Robert C. Hausmann 04-Antonio R.Sanchez III
For Withhold For Against Abstain 2. Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accountants. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment, continuation, or postponement thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners must each sign personally. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
J NT C 1234567890 1 U PX 0 2 18 2 3 1
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND <STOCK#> 011PAB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Zix Corporation ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS AT THE CITYPLACE CONFERENCE CENTER, TURTLE CREEK I ROOM 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204
10:00 a.m. (Registration at 9:30 a.m.), Central Time, Tuesday, June 4, 2009
The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Susan K. Conner, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any adjournment(s), continuation(s) or postponement(s) thereof.
By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed and dated on reverse side)

Zix Corporation Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FORProposal 2. For Withhold For Withhold 02 — Charles N. Kahn III 05 — Paul E. Schlosberg 03 — James S. Marston 06 — Richard D. Spurr
1. Election of Directors: 01 — Robert C. Hausmann 04-Antonio R.Sanchez III For Withhold For Against Abstain 2. Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accountants. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment, continuation, or postponement thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners must each sign personally. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 0218232
<STOCK#>
011PBB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Zix Corporation ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS AT THE CITYPLACE CONFERENCE CENTER, TURTLE CREEK I ROOM 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204 10:00 a.m. (Registration at 9:30 a.m.), Central Time, Tuesday, June 4, 2009
The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Susan K. Conner, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any adjournment(s), continuation(s) or postponement(s) thereof.
By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side)